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                                                                    EXHIBIT 4.60

                             TWENTY-FIFTH AMENDMENT
                               TO CREDIT AGREEMENT

              THIS TWENTY-FIFTH AMENDMENT TO CREDIT AGREEMENT, dated as of September 30, 1999 (the "Twenty-fifth Amendment"), is among Court Square Capital Limited (formerly known as Citicorp Capital Investors Ltd.) (the "Lender") and Consolidated Furniture Corporation (formerly known as Mohasco Corporation)("Consolidated"), Futorian Furnishings, Inc. (formerly known as Mohasco Upholstered Furniture Corporation, and as Furniture Comfort Corporation) (on its behalf and on behalf of each of its Stratford and Barcalounger operating units) ("Futorian"), SSC Corporation (formerly known as Super Sagless Corporation) and Choice Seats Corporation (collectively, the "Borrowers").

                                   BACKGROUND

              A. The Lender and the Borrowers are parties to a Credit Agreement dated as of September 22, 1989, as amended (the "Credit Agreement"). All capitalized terms used in this Twenty-fifth Amendment and not otherwise defined herein shall have the respective meanings specified in the Credit Agreement.

              B. The Borrowers have requested that the Credit Agreement be amended as set forth herein, and the Lender has agreed, subject to the terms and conditions of this Twenty-fifth Amendment, to such amendment.


                                      TERMS

              In consideration of the mutual covenants and agreements contained herein, and intending to be legally bound, the Lender and the Borrowers hereby agree as follows:

Section 1 -   Revolving Credit Note.

              Exhibit 1.1.3 of the Credit Agreement is hereby amended as set forth in Endorsement No. 9 thereto, which endorsement shall be in the form of Annex A hereto. The Lender is hereby authorized to attach to the Revolving Credit Note such Endorsement No. 9 as duly executed and delivered by such authorized officers of each of the Borrowers on the date hereof and to insert on the face of the Revolving Credit Note the following legend:

              THIS SECURITY SHALL BE DEEMED TO INCLUDE ENDORSEMENT NO. 9 DATED AS OF SEPTEMBER 30, 1999 WHICH IS ATTACHED HERETO.



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Section 2 -   Revolving Credit Commitment.

              The definition of "Revolving Credit Commitment" in Section 6.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                     "Revolving Credit Commitment" means (i) $370,000,000 during any fiscal quarter on or prior to September 30, 1999, and (ii) $380,000,000 during the fourth quarter ended on December 31, 1999 and thereafter.

Section 3 -   Covenants.

              Section 4.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

              SECTION 4.1 Financial Covenants of Borrowers. Borrowers shall not at any time:

                     4.1.1 Current Ratio. Permit the ratio of Consolidated
              Current Assets to Consolidated Current Liabilities to be less than
              0.20 to 1 on the last day of any fiscal quarter.

                     4.1.2 [Intentionally Omitted.]

                     4.1.3 [Intentionally Omitted.]

                     4.1.4 [Intentionally Omitted.]

                     4.1.5 Consolidated Net Worth. Permit Consolidated Net Worth
              to be (i) less than $(440,000,000) on the last day of any fiscal quarter ended on or prior to September 30, 1999 and (ii) less than $(460,000,000) on the last day of the fiscal quarter ended on December 31, 1999, and each fiscal quarter thereafter.

                     4.1.6 Working Capital. Permit Working Capital to be less
              than: $(280,000,000) on the last day of any fiscal quarter on or prior to September 30, 1999, and each fiscal quarter thereafter.

                     4.1.7 Total Debt. Permit Consolidated Indebtedness to (i)
              exceed $465,000,000 at any time on or before September 30, 1999 or
              (ii) exceed $475,000,000 at any time after December 31, 1999.





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Section 4 -   Overadvance Amount.

              The definition of "Overadvance Amount" in Section 6.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

              "Overadvance Amount" means (i) $360,000,000 during any fiscal quarter on or prior to September 30, 1999, and (ii) $370,000,000 during the fourth fiscal quarter ending on December 31,1999 and thereafter.

Section 5 -   Conditions to Effectiveness. This Twenty-fifth Amendment shall be effective when, and only when, the Lender shall have received counterparts of this Twenty-fifth Amendment executed by each of the Borrowers and copies of such approvals, opinions or documents as the Lender may reasonably request.

Section 6 -   Representations and Warranties.  The Borrowers hereby jointly and severally represent and warrant to the lender that:

              (a) the execution, delivery and performance by each of the Borrowers of this Twenty-fifth Amendment (i) are within each of the Borrower's respective corporate powers, (ii) have been duly authorized by all necessary corporate actions of each of the Borrowers and (iii) do not and will not (X) violate any requirement of law, (Y) conflict with or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, lease, agreement or other instrument binding on or affecting any of the Borrowers; or
(Z) require the consent or approval of, authorization by or notice to or filing or registration with any governmental authority or other person other than those which have been obtained and copies of which have been delivered to the Lender, each of which is in full force and effect; and

              (b) that, after giving effect to this Twenty-fifth Amendment, all the representations and warranties of the Borrowers contained in the Credit Agreement shall be true and correct in all material respects.

Section 7 -   Miscellaneous.

              (a) The Credit Agreement, as amended hereby, shall be binding upon and shall inure to the benefit of the Lender and the Borrowers and their respective successors and assigns.

              (b) This Twenty-fifth Amendment may be executed in any number of counterparts, each counterpart constituting an original but altogether one and the same instrument and contract.

              (c) This Twenty-fifth Amendment shall be construed in connection with and as part of the Credit Agreement, and all terms, conditions and covenants contained in the Credit Agreement except as herein modified shall remain in full force and effect.



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              (d)    Any and all notices, requests, certificates and other
instruments executed and delivered after the execution and delivery of this Twenty-fifth Amendment may refer to the "Credit Agreement dated as of September 22, 1989" without making specific reference to the Twenty-fifth Amendment, but nevertheless all such references shall be deemed to include this Twenty-fifth Amendment unless the context shall otherwise require.

              (e) This Twenty-fifth Amendment shall be governed by, and construed in accordance with, the law of the State of New York.



                            [SIGNATURE PAGES FOLLOW]




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              IN WITNESS WHEREOF, the Lender and the Borrowers have caused this instrument to be executed and delivered by their duly authorized officers as of the date and year fourth above written.

                                         COURT SQUARE CAPITAL LIMITED


                                         By:
                                             ---------------------------------
                                             M. Saleem Muqaddam
                                             Vice President


                                         CONSOLIDATED FURNITURE CORPORATION
                                         By:
                                             ---------------------------------
                                             John B. Sganga
                                             Executive Vice President,
                                               Chief Financial Officer,
                                               Secretary, Treasurer and
                                               Controller

                                         FUTORIAN FURNISHINGS, INC.

                                         By:
                                             ---------------------------------
                                             John B. Sganga
                                             Vice President, Treasurer and
                                             Secretary

                                         SSC CORPORATION

                                         By:
                                             ---------------------------------
                                             John B. Sganga
                                             Vice President, Treasurer and
                                             Secretary


                                         CHOICE SEATS CORPORATION

                                         By:
                                             ---------------------------------
                                             John B. Sganga
                                             Treasurer, Vice President and
                                             Secretary



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                                                                         Annex A



                            FORM OF ENDORSEMENT NO. 9

              COURT SQUARE CAPITAL LIMITED (formerly known as Citicorp Capital Investors Ltd.) and CONSOLIDATED FURNITURE CORPORATION (formerly known as Mohasco Corporation), FUTORIAN FURNISHINGS, INC. (formerly known as Mohasco Upholstered Furniture Corporation, and as Furniture Comfort Corporation) (on its behalf and on behalf of each of its Stratford and Barcalounger operating units), SSC CORPORATION (formerly known as Super Sagless Corporation) and CHOICE SEATS CORPORATION hereby agree that the promissory note, as amended, to which this Endorsement No. 9 is attached (the "Revolving Credit Note") shall be and hereby is amended as follows:

              A. Each occurance of the amount "$366,000,000" on page 1 of the Revolving Credit Note is deleted and the amount "$380,000,000" is inserted in lieu thereof.

              B. The words "Three Hundred Sixty-six Million" are deleted from the fourth paragraph of the Revolving Credit Note and the words "Three Hundred Eighty Million" are inserted in lieu thereof.

Date:  September 30, 1999

                                                                    [Signatures]


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                                ENDORSEMENT NO. 9

              COURT SQUARE CAPITAL LIMITED (formerly known as Citicorp Capital Investors Ltd.) and CONSOLIDATED FURNITURE CORPORATION (formerly known as Mohasco Corporation), FUTORIAN FURNISHINGS, INC. (formerly known as Mohasco Upholstered Furniture Corporation, and as Furniture Comfort Corporation) (on its behalf and on behalf of each of its Stratford and Barcalounger operating units), SSC CORPORATION (formerly known as Super Sagless Corporation) and CHOICE SEATS CORPORATION hereby agree that the promissory note, as amended, to which this Endorsement No. 9 is attached (the "Revolving Credit Note") shall be and hereby is amended as follows:

              A. Each occurance of the amount "366,000,000" on page 1 of the Revolving Credit Note is deleted and the amount "380,000,000" is inserted in lieu thereof.

              B. The words "Three Hundred Sixty-six Million", are deleted from the fourth paragraph of the Revolving Credit Note and the words "Three Hundred Eighty Million" are inserted in lieu thereof.


Date:  September 30, 1999


                                  COURT SQUARE CAPITAL LIMITED


                                  By:
                                      -------------------------------------
                                       M. Saleem Muqaddam
                                       Vice President


                                  CONSOLIDATED FURNITURE CORPORATION


                                  By:
                                      -------------------------------------
                                      John B. Sganga
                                      Executive Vice President,
                                        Chief Financial Officer,
                                        Secretary, Treasurer and
                                        Controller

                                  FUTORIAN FURNISHINGS, INC.

                                  By:
                                      -------------------------------------
                                      John B. Sganga
                                      Vice President, Treasurer and
                                      Secretary


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                                  SSC CORPORATION

                                  By:
                                      -------------------------------------
                                      John B. Sganga
                                      Vice President, Treasurer and
                                      Secretary


                                  CHOICE SEATS CORPORATION

                                  By:
                                      -------------------------------------
                                      John B. Sganga
                                      Treasurer, Vice President and
                                      Secretary



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